POWERGENIX SYSTEMS, INC.

SERIES C PREFERRED STOCK PURCHASE AGREEMENT

OCTOBER 27, 2014

1.	AGREEMENT TO SELL AND PURCHASE	1
1.1	Authorization of Shares	1
1.2	Sale and Purchase	2
2.	CLOSING, DELIVERY AND PAYMENT	2
2.1	Closing	2
2.2	Final Closing	2
2.3	Delivery	2
3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY	2
3.1	Organization, Good Standing and Qualification	3
3.2	Subsidiaries	3
3.3	Capitalization	3
3.4	Authorization; Binding Obligations	5
3.5	Financial Statements	6
3.6	Agreements; Action	6
3.7	Obligations to Related Parties	7
3.8	Changes	8
3.9	Title to Properties and Assets; Liens, Etc	9
3.10	Intellectual Property	9
3.11	Compliance with Other Instruments	10
3.12	Litigation	10
3.13	Tax Returns and Payments	11
3.14	Employees	11
3.15	Obligations of Management	12
3.16	Registration Rights and Voting Rights	12
3.17	Compliance with Laws; Permits	12
3.18	Offering Valid	12
3.19	Full Disclosure	13
3.20	Insurance	13
3.21	Executive Officers	13
3.22	Qualified Small Business Stock	13
3.23	Environmental and Safety Law	14
3.24	Governing Instruments	14
3.25	83(b) Elections; 409A Compliance	14
3.26	Real Property Holding Corporation	14
4.	REPRESENTATIONS AND WARRANTIES OF PURCHASERS	15
4.1	Requisite Power and Authority	15
4.2	Investment Representations	15
4.3	Exculpation Among Purchasers	16
4.4	Transfer Restrictions	16
5.	CONDITIONS TO CLOSING	17
5.1	Conditions to Purchasers’ Obligations at the Closing	17
5.2	Conditions to Obligations of the Company	18

i

6.	MISCELLANEOUS	19
6.1	Governing Law	19
6.2	Survival	19
6.3	Successors and Assigns	19
6.4	Entire Agreement	20
6.5	Severability	20
6.6	Amendment and Waiver	20
6.7	Delays or Omissions	20
6.8	Waiver of Conflicts	20
6.9	Notices	21
6.10	Expenses	21
6.11	Indemnification	21
6.12	Attorneys’ Fees	21
6.13	Titles and Subtitles	21
6.14	Counterparts	21
6.15	Broker’s Fees	21
6.16	Exculpation Among Purchasers	22
6.17	Pronouns	22
6.18	California Corporate Securities Law	22
6.19	Florida Rescission Right	22
6.20	Aggregation of Stock	22

ii

POWERGENIX SYSTEMS, INC.

SERIES C PREFERRED STOCK PURCHASE AGREEMENT

THIS SERIES C PREFERRED STOCK PURCHASE AND RECAPITALIZATION AGREEMENT (the “Agreement”) is made and entered into as of October 27, 2014, by and among POWERGENIX SYSTEMS, INC., a Delaware corporation (the “Company”), and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as Exhibit A (which persons and entities are hereinafter collectively referred to as “Purchasers” and each individually as a “Purchaser”).

RECITALS

A.

The Company has authorized the sale and issuance of an aggregate of up to 29,345,672 shares of its Series C Preferred Stock (“Series C Preferred”).

B.

Blue Earth, Inc. (“BE”) has committed to purchase 17,341,176 shares of Series C Preferred as follows: (i) at the Initial Closing (defined below) BE shall purchase (A) 693,602 shares of Series C Preferred Stock in exchange for $400,000 cash (“Initial Closing BE Shares”), and (B) 2,774,406 shares of Series C Preferred Stock in exchange for the Promissory Note for $1,600,000 attached hereto as Exhibit F (the “BE Note”), such BE Note related shares of Series C Preferred Stock (“Initial Closing BE Note Shares”) BE Note to be held in escrow and released to BE as payments on the BE Note are made, and (ii) at the Final Closing (defined below) BE shall purchase 13,873,168 shares of Series C Preferred Stock in exchange for an equivalent of $8,000,000 in unregistered common shares of BE stock (the “BE Shares”).  The number of BE Shares shall be determined by dividing $8,000,000 by the ten-day average closing price of the BE common stock immediately preceding the Final Closing.

C.

Certain convertible notes held by existing Company stockholders shall be converted into shares of Series C Preferred at the Initial Closing per the conversion terms of such notes, in exchange for an aggregate of 12,004,496 shares of Series C Preferred Stock (“Convertible Note Shares”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

AGREEMENT TO SELL AND PURCHASE.

1.1

Authorization of Shares.  The Company has authorized (a) the sale and issuance to Purchasers of shares of Series C Preferred (the “Shares”), and (b) the issuance of such shares of Series A Common to be issued upon conversion of the Series C Preferred (the “Conversion Shares”).  The Series C Preferred and Series A Common have the rights, preferences, privileges and restrictions set forth in the Amended and Restated Certificate of Incorporation of the Company, in the form attached hereto as Exhibit B (the “Restated Charter”).

1.2

Sale and Purchase.  Subject to the terms and conditions hereof, at the relevant Closing (as hereinafter defined) or pursuant to Section 2.2, the Company hereby agrees to issue and sell to each Purchaser, severally and not jointly, and each Purchaser agrees to purchase from the Company, severally and not jointly, the number of Series C Preferred set forth opposite such Purchaser’s name on Exhibit A, at a cash purchase price of $0.5767 per share.

2.

CLOSING, DELIVERY AND PAYMENT.

2.1

Closing.  The initial closing of the sale and purchase of the Shares under this Agreement (the “Initial Closing”) shall take place at 1:00 p.m. on the date hereof, at the offices of DLA Piper LLP (US) , 4365 Executive Drive, Suite 1100, San Diego, CA 92121, or at such other time or place as the Company and Purchasers may mutually agree (such date, and the date of each Subsequent Closing, is hereinafter referred to as a “Closing Date”).  Along with the Initial Closing BE Shares and the Convertible Note Shares, at the Initial Closing the Company shall issue and sell the Initial Closing BE Note Shares in exchange for the BE Note, and such BE Note Shares shall be held in escrow by the Company and released to BE as payments on the BE Note are made.

2.2

Final Closing.  At any time on or before the date that is thirty (30) days following the Initial Closing contemplated by Section 2.1 (“Final Closing”), the Company shall sell and BE shall purchase 13,872,030 shares of Series C Preferred Stock in exchange for the BE Shares, and the number of BE Shares shall be determined by dividing $8,000,000 by the ten-day average closing price of the BE common stock immediately preceding the Final Closing.

All such purchases of Series C Preferred shall be made on the terms and conditions set forth in this Agreement, including, without limitation, satisfaction of the representations and warranties by the Investors as set forth in Section 4.  For the purposes hereof, the Initial Closing and the Final Closing will be a “Closing” hereunder.

2.3

Delivery.  At the applicable Closing, subject to the terms and conditions hereof, the Company will deliver to each Purchaser a certificate or certificates representing the number of shares of Series C Preferred to be purchased at such Closing by such Purchaser, against delivery to the Company by such Purchaser at the Closing of (a) executed counterparts to each of this Agreement and the Related Agreements (as defined in Section 3.1 below), (b) and (c) payment of the cash purchase price for the Series C Preferred as specified above by (i) conversion of promissory notes or other cancellation of indebtedness, (ii) wire transfer to the Company’s account, (iii) a check acceptable to the Company. (iv) delivery of the BE Note, (v) delivery of the BE Shares, or (vi) any combination thereof as set forth herein.

3.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth on a Schedule of Exceptions delivered by the Company to Purchasers at the Initial Closing, the Company hereby represents and warrants to each Purchaser as of the date of this Agreement and as of the relevant Closing as set forth below.  Except for the representations and warranties set forth in Sections 3.1, 3.2, 3.3, 3.4 and 3.18, all representations and warranties with respect to the “Company” as set forth in this Section 3 shall also be made with respect to the Company Subsidiary (as defined in Section 3.2 below).

3.1

Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, the Amended and Restated Investor Rights Agreement in the form attached hereto as Exhibit C (the “Investor Rights Agreement”), the Amended and Restated Co-Sale Agreement in the form attached hereto as Exhibit D (the “Co-Sale Agreement”) and the Amended and Restated Voting Agreement in the form attached hereto as Exhibit E (the “Voting Agreement”) (collectively, the “Related Agreements”), to issue and sell the Shares, the Conversion Shares and shares of Series A Common, and to carry out the provisions of and transactions contemplated by this Agreement, the Related Agreements and the Restated Charter and to carry on its business as presently conducted and as proposed to be conducted.  Each of the Company and the Company Subsidiary is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on either the Company or the Company Subsidiary or its business.  The Company Subsidiary (named PowerGenix Systems (Shenzhen) Co., Ltd.) is a corporation duly organized, validly existing and in good standing under the laws of China.  The Company Subsidiary has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted.

3.2

Subsidiaries.  The Company does not directly or indirectly own or control any equity security or other interest of any other corporation, limited liability company, partnership, association or other business entity other than PowerGenix Systems (Shenzhen) Co., Ltd., a corporation organized under the laws of China (the “Company Subsidiary”).  The Company owns all of the outstanding capital stock of the Company Subsidiary.  Neither the Company nor the Company Subsidiary is a participant in any joint venture, partnership or similar arrangement.  Since its inception, neither the Company nor the Company Subsidiary has consolidated or merged with, acquired all or substantially all of the assets of, or acquired the stock of or any interest in any corporation, limited liability company, partnership, association or other business entity.

3.3

Capitalization.

(a)

The authorized capital stock of the Company, immediately prior to the Initial Closing, consists of:

(i)

77,226,009 shares of Series A Common Stock, par value $0.00001 per share (“Series A Common”), 19,739 shares of which are issued and outstanding;

(ii)

18,476,487 shares of Series B Common, par value $0.00001 per share (“Series B Common”), 16,899,352 shares of which are issued and outstanding;

(iii)

20,120,000 shares of Series AA Non-Participating Preferred Stock, par value $0.00001 per share (“Series AA Preferred”), 20,000,001 shares of which are issued and outstanding; and

(iv)

22,000,000 shares of Series BB Preferred Stock, par value $0.00001 per share (“Series BB Preferred”), 21,424,857 shares of which are issued and outstanding.

(v)

29,345,672 shares of Series C Preferred Stock, par value $0.00001 per share, none of which are issued and outstanding.

(b)

Under the Company’s 2003 Equity Incentive Plan, as amended (the “Plan”), (i) options to purchase 3,200,082 shares of Series A Common have been granted and are currently outstanding, (ii) options to purchase 738 shares of Series A Common Stock have been exercised, and (iii) 74,792 shares of Series A Common remain available for future issuance to officers, directors, employees and consultants of the Company.  All options granted and Series A Common issuable by the Company vest as follows: twenty-five percent (25%) of the shares vest one (1) year following the vesting commencement date, with the remaining seventy-five percent (75%) vesting in equal monthly installments over the next three (3) years.  Neither the Company nor the Company Subsidiary has made any representations regarding equity incentives to any officer, employee, director or consultant that are inconsistent with the share amounts and terms set forth in the Company’s Board minutes.

(c)

Other than the shares reserved for issuance under the Plan, and except as may be granted pursuant to this Agreement and the Related Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities.

(d)

All issued and outstanding shares of the Company’s Common Stock (i) have been duly authorized and validly issued and are fully paid and nonassessable, (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities, and (iii) are subject to a right of first refusal in favor of the Company upon transfer.  All issued and outstanding shares of the Company’s Preferred Stock (i) have been duly authorized and validly issued and are fully paid and nonassessable, (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities, and (iii) are subject to a right of first refusal in favor of the Company upon transfer.

(e)

The Company Subsidiary, is wholly owned by the Company.

(f)

No shares of the Company Subsidiary’s common stock have been issued pursuant to restricted stock purchase agreements and/or the exercise of outstanding options and no options to purchase shares are currently outstanding.

(g)

There are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from the Company Subsidiary of any of its securities.

(h)

All issued and outstanding shares of the Company Subsidiary’s common stock (i) have been duly authorized and validly issued and are fully paid and nonassessable, and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

(i)

The rights, preferences, privileges and restrictions of the Shares and of Series A Common are as stated in the Restated Charter and Related Agreements.  The Conversion Shares have been duly and validly reserved for issuance. When issued in compliance with the provisions of this Agreement and the Restated Charter, the Shares and the Conversion Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances other than (i) liens and encumbrances created by or imposed upon Purchasers pursuant to this Agreement and the Related Agreements and (ii) any right of first refusal applicable to the transfer thereof set forth in the Company’s Bylaws and Related Agreements; provided, however, that the Shares and the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

(j)

All outstanding shares of Common Stock and Preferred Stock, and all shares of Common Stock and Preferred Stock issuable upon the exercise or conversion of outstanding options, warrants or other exercisable or convertible securities are subject to a market standoff or “lockup” agreement of not less than 180 days following the Company’s initial public offering.

(k)

The Schedule of Exceptions sets forth a complete list of each security of the Company owned by any officer, director or key employee of the Company (in the Company’s reasonable belief), or by any affiliate or any member of the immediate family of any such individual, together with a description of the material terms of the vesting provisions and, to the Company’s knowledge, the rights of first refusal, rights of repurchase and rights of purchase by any affiliated or related party of the Company applicable to each such security.  No stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any securities or rights exercisable or convertible for securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of the occurrence of any event.

3.4

Authorization; Binding Obligations.  All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of the Company hereunder and thereunder at the applicable Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto and the Restated Charter and the Conversion Shares pursuant to the Restated Charter have been taken.  The Agreement and the Related Agreements, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (b) general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions in the Investor Rights Agreement may be limited by applicable laws.  The sale of the Shares and the subsequent conversion of the Shares into Conversion Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

3.5

Financial Statements.  The Company has delivered to each Purchaser its audited financial statements (balance sheet and income and cash flow statements, including notes thereto) at September 30, 2013 and for the fiscal year then ended, and its unaudited financial statements (balance sheet and income statement) as at and for the ___-month period ended August 31, 2014 (the “Financial Statements”).  The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that the unaudited Financial Statements do not contain all footnotes required by generally accepted accounting principles.  The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments.  Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to August 31, 2014 (the “Financial Statement Date”) and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles (“GAAP”) to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company.  Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.  The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

3.6

Agreements; Action.

(a)

Except for agreements explicitly contemplated hereby and agreements between the Company and its employees with respect to the sale of the Company’s Common Stock, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, employees, affiliates or any affiliate thereof; nor are there any contracts for the employment of any officer, employee, or other person on a full-time, part-time, consulting, or other basis.

(b)

There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to its knowledge by which it is bound which may involve (i) future obligations (contingent or otherwise) of, or payments to, the Company in excess of $50,000 (other than obligations of, or payments to, the Company arising from purchase or sale agreements entered into in the ordinary course of business), (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses by the Company of “off the shelf” or other standard products), (iii) material restrictions on the development, manufacture or distribution of the Company’s products or services, (iv) indemnification by the Company with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase, sale or license agreements entered into in the ordinary course of business), or (v) the ability of the Company to engage freely in business anywhere in the world.

(c)

The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred or guaranteed any indebtedness for money borrowed or any other liabilities (other than with respect to dividend obligations, distributions, indebtedness and other obligations incurred in the ordinary course of business) individually in excess of $50,000 or, in the case of indebtedness and/or liabilities individually less than $50,000, in excess of $100,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

(d)

For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

(e)

The Company has not engaged in the past three (3) months in any discussion (i) with any representative of any corporation or corporations regarding the merger of the Company with or into any such corporation or corporations, (ii) with any representative of any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which fifty percent (50%) or more of the voting power of the Company would be disposed of, or (iii) regarding any other form of liquidation, dissolution or winding up of the Company.

(f)

All of the contracts, agreements and instruments of the Company set forth on the Schedule of Exceptions pursuant to this Section 3.6 (the “Contracts”) are valid, binding and in full force and effect in all respects and enforceable by the Company in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.  The Company has performed all material obligations required to be performed by it and is not in material default or material breach under any Contract, and the Company does not have any present expectation or intention of not fully performing all such obligations.  No event has occurred which with the passage of time or the giving of notice or both would result in a material default, breach or event of noncompliance by the Company under any Contract.  The Company has no knowledge of any breach or anticipated breach by the other parties to any Contract.

(g)

The Purchasers or their counsel have been supplied with a true and correct copy of each of the Contracts and an accurate description of each of the oral Contracts, together with all amendments, waivers or changes thereto.

3.7

Obligations to Related Parties.  Other than as set forth in this Agreement and the Related Agreements, there are no obligations of the Company to officers, directors, stockholders or employees of the Company or any members of such related party’s immediate family or any corporation, partnership or other entity in which any of the foregoing hold a controlling equity interest in which any of the foregoing is an officer, director or partner other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company, (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company), and (d) for previously outstanding capital stock of the Company.  None of the officers, directors or, to the best of the Company’s knowledge, key employees or stockholders of the Company has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers, or directors of the Company and members of such related party’s immediate families may own stock in publicly traded companies that may compete with the Company.  No such related party or member of their immediate family is directly or indirectly interested in any material contract with the Company (other than such contracts as relate to any such person’s ownership of capital stock or other securities of the Company).

3.8

Changes.  Since September 12, 2014, there has not been to the Company’s knowledge:

(a)

Any change in the assets, liabilities, financial condition or operations of the Company, other than changes in the ordinary course of business, none of which individually or in the aggregate has had a material adverse effect on such assets, liabilities, financial condition or operations of the Company;

(b)

Any resignation or termination of any officer, key employee or group of employees of the Company;

(c)

Any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

(d)

Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or financial condition of the Company;

(e)

Any waiver by the Company of a valuable right or of a material debt owed to it;

(f)

Any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(g)

Any labor organization activity related to the Company;

(h)

Any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

(i)

Any sale, assignment, or exclusive license or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

(j)

Any change in any material agreement to which the Company is a party or by which it is bound which materially and adversely affects the business, assets, liabilities, financial condition or operations of the Company;

(k)

Any other event or condition of any character that, either individually or cumulatively, has materially and adversely affected the business, assets, liabilities, financial condition, or operations of the Company;

(l)

Any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business; or

(m)

Any arrangement or commitment by the Company to do any of the acts described in subsection (a) through (l) above.

3.9

Title to Properties and Assets; Liens, Etc.  The Company has good and marketable title to its properties and assets and good title to its leasehold estates, as set forth in Section 3.9 of the Schedule of Exceptions, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent, and (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company.  The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

3.10

Intellectual Property.

(a)

The Company owns or possesses sufficient legal rights to all patents, patent applications and patent rights, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, computer programs, know-how, inventions, designs, technical data, and other proprietary rights and processes (collectively, the “Intellectual Property”) necessary for its business as now conducted and as presently proposed to be conducted.  The Schedule of Exceptions contains a complete list of patents and pending patent applications.  There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of “off the shelf” or standard products.

(b)

The Company has not violated and, by conducting its business as presently contemplated, does and/or would not violate, any of the Intellectual Property rights of any other person or entity; provided however, that the foregoing representation is only made to the Company’s knowledge with respect to patents, patent applications, patent rights, trademarks, service marks and trade names.  The Company has not received any communications alleging that the Company has violated or, by conducting its business as presently proposed, would violate any of the Intellectual Property rights of any other person or entity.  To the Company’s knowledge, there have been no claims made against the Company asserting the invalidity, misuse or unenforceability of any of such Intellectual Property rights, and to the Company’s knowledge, there are no valid grounds for the same.

(c)

The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company’s business as presently conducted and as proposed to be conducted.  Each former and present employee, officer and consultant of the Company, respectively, has executed a proprietary information and inventions agreement or a consulting agreement in substantially the forms as delivered to Purchasers, and all such agreements shall be in full force and effect.  The Company does not believe it is or will be necessary to utilize any Intellectual Property rights of any of its employees (or people it currently intends to hire) made prior to or outside the scope of their employment by the Company, except for Intellectual Property rights that have been assigned to the Company.  Neither the execution or delivery of this Agreement or the Related Agreements nor the carrying on of the Company’s business by the employees of the Company will, to the Company’s knowledge, conflict with or result in the breach of the terms, conditions or provision of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated.  Each employee, officer and consultant of the Company has executed a proprietary information and inventions agreement or a consulting agreement, which contains an assignment of all intellectual property developed by such persons during the course of such person’s employment or consulting relationship with the Company, in substantially the forms provided to the Purchasers.  No current employee or consultant of the Company has excluded works or inventions made prior to his or her employment or consulting relationship with the Company from his or her assignment of inventions.

3.11

Compliance with Other Instruments.  The Company is not in violation or default of any term of its Restated Charter or Bylaws, each as amended, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order or writ other than any such violation that would not have a material adverse effect on the Company.  The execution, delivery, and performance of and compliance with this Agreement, and the Related Agreements, and the issuance and sale of the Shares pursuant hereto and of the Conversion Shares pursuant to the Restated Charter, will not, with or without the passage of time or giving of notice, result in any such violation, or be in conflict with or constitute a material default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.  The Company has avoided every condition, and has not performed any act, the occurrence of which would result in the Company’s loss of any right granted under any license, distribution agreement or other agreement required to be disclosed on the Schedule of Exceptions.

3.12

Litigation.  There is no action, suit, legal, administrative or arbitration or other governmental proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company that questions the validity of this Agreement or the Related Agreements or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which would result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company nor is the Company aware that there is any basis for any of the foregoing.  The foregoing includes, without limitation, actions pending or, to the Company’s knowledge, threatened involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.  The Company is not a party or to its knowledge subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

3.13

Tax Returns and Payments.  The Company is and always has been a subchapter C corporation.  The Company’s subsidiary is a Chinese Corporation.  The Company has duly and timely filed all tax returns (federal, state and local) required to be filed by it, and all such returns were true and correct in all material respects when filed.  All taxes shown to be due and payable on such returns, any assessments imposed, and to the Company’s knowledge all other taxes due and payable by the Company on or before the applicable Closing, have been paid or will be paid prior to the time they become delinquent.  The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.  There are no currently pending, and to the Company’s knowledge, there are no threatened, examinations or audits of any tax returns or reports by any applicable federal, state, county, local or foreign governmental agency.  The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

3.14

Employees.  The Company has no collective bargaining agreements with any of its employees.  There is no labor union organizing activity pending or, to the Company’s knowledge, threatened with respect to the Company, and the Company is not bound by or subject to any written or oral contract, commitment or arrangement with any labor union.  To the Company’s knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company; and to the Company’s knowledge the continued employment by the Company of its present employees, and the performance of the Company’s contracts with its independent contractors, will not result in any such violation.  The Company has not received any notice alleging that any such violation has occurred.  No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company.  The Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of employees.  There are no actions pending, or to the Company’s knowledge, threatened, by any former or current employee concerning such person’s employment by the Company.  The Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment, including but not limited to wage and hour laws, and the Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commission, bonuses, or other compensation for any service performed for it to the date hereto or amounts required to be reimbursed to such employees, consultants, or independent contractors.  The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, employee benefit plan, retirement agreement or other employee compensation agreement.

3.15

Obligations of Management.  Each officer and key employee of the Company is currently devoting substantially all of his or her business time to the conduct of the business of the Company.  The Company is not aware that any officer or key employee of the Company is planning to work less than full time at the Company in the future.  No officer or key employee is currently working or, to the Company’s knowledge, plans to work for a competitive enterprise, whether or not such officer or key employee is or will be compensated by such enterprise.

3.16

Registration Rights and Voting Rights.  Except as required pursuant to the Investor Rights Agreement, the Company is presently not under any obligation, and has not granted any rights, to register (as defined in the Investor Rights Agreement) any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued.  To the Company’s knowledge, except as contemplated in the Voting Agreement, no stockholder of the Company has entered into any agreement with respect to the voting or giving of written consents of equity securities of the Company.

3.17

Compliance with Laws; Permits.  The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition or operations of the Company.  No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or the issuance of the Shares or the Conversion Shares, except such as have been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, including, but not limited to, Form D under Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), as will be filed in a timely manner.  The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

3.18

Offering Valid.  Assuming the accuracy of the representations and warranties of Purchasers contained in Section 4.2 hereof, the offer, sale and issuance of the Shares and the Conversion Shares will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.  Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act or any state securities laws.

3.19

Full Disclosure.  Neither this Agreement, the exhibits hereto, the Related Agreements nor any other document delivered by the Company to Purchasers or their attorneys or agents in connection herewith or therewith at the Closing or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

3.20

Insurance.  Except as set forth in Section 3.20 of the Schedule of Exceptions and claims for health care benefits in the ordinary course, there is no material claim by the Company pending under any insurance policy of the Company.  Said insurance policies and arrangements are in full force and effect, all premiums with respect thereto are currently paid, and the Company is in compliance in all material respects with the terms thereof.  Said insurance is sufficient for compliance by the Company with all material requirements of applicable law and all material agreements and leases to which it is a party and is believed by the Company to be sufficient in amount (subject to reasonable deductibles) to allow it to replace any properties that might be damaged or destroyed and are material to the Company’s business or pay judgments against it.  To the knowledge of the Company, there is no threatened termination of any such policies or arrangements.  The Company has not been denied insurance coverage.

3.21

Executive Officers.  To the knowledge of the Company, no executive officer or person nominated to become an executive officer of the Company (i) has been convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding minor traffic violations) or (ii) is or has been subject to any judgment or order of, the subject of any pending civil or administrative action by the Securities and Exchange Commission or any self-regulatory organization.

3.22

Qualified Small Business Stock.  As of the Closing: (i) the Company will be an eligible corporation as defined in Section 1202(e)(4) of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) the Company will not have made any purchases of its own stock during the one-year period preceding the Closing having an aggregate value exceeding 5% of the aggregate value of all its stock as of the beginning of such period and (iii) the Company’s aggregate gross assets, as defined by Code Section 1202(d)(2), at no time between January 24, 2003 and through the Closing have exceeded or will exceed $50 million, taking into account the assets of any corporations required to be aggregated with the Company in accordance with Code Section 1202(d)(3); provided, however, that in no event shall the Company be liable to the Purchasers for any damages arising from any subsequently proven or identified error in the Company's determination with respect to the applicability or interpretation of Section 1202 unless such determination shall have been given by the Company in a manner either negligent or fraudulent.

3.23

Environmental and Safety Law.  To the Company’s knowledge (i) the Company is and has been in compliance with all Environmental Laws; (ii) there has been no material release or, to the Company’s knowledge, threatened material release of any pollutant, contaminant or toxic or hazardous material, substance or waste, or petroleum or any fraction thereof, (each a “Hazardous Substance”) on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company; (iii) there have been no Hazardous Substances generated by the Company that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any governmental authority in the United States or Canada; and (iv) there are no underground storage tanks located on, no polychlorinated biphenyls (“PCBs”) or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by the Company, except for the storage of hazardous waste in compliance with Environmental Laws.  The Company has made available to the Purchasers true and complete copies of all material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies, and environmental studies or assessments.  For purposes of this Section 3.23, “Environmental Laws” means any law, regulation, or other applicable requirement relating to (i) releases or threatened release of Hazardous Substance; (ii) pollution or protection of employee health or safety, public health or the environment; or (iii) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

3.24

Governing Instruments.  The Company has made available to the Purchasers upon request true and complete copies of the Restated Charter and the Company's bylaws, as amended, and both are in the form previously provided to the Purchasers.  The minute books provided to the Purchasers contain a complete summary of all the Company’s meetings and actions of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

3.25

83(b) Elections; 409A Compliance.

(a)

To the Company’s knowledge, all elections and notices under Section 83(b) of the Code have been timely filed by all individuals who have purchased shares of the Company’s Common Stock.

(b)

To be Company’s knowledge, no stock options, stock appreciation rights or other equity-based awards issued or granted by the Company are subject to the requirements of Section 409A of the Code.  Each “nonqualified deferred compensation plan” (as such term is defined under Section 409A(d)(1) of the Code and the guidance thereunder) under which the Company  makes, is obligated to make or promises to make, payments (each, a “409A Plan”) complies in all material respects, in both form and operation, with the requirements of Section 409A of the Code and the guidance thereunder.  No payment to be made under any 409A Plan is, or to the knowledge of  the Company  will be, subject to the penalties of Section 409A(a)(1) of the Code.

3.26

Real Property Holding Corporation.  The Company is not a “United States real property holding corporation” within the meaning of the Code and any applicable regulations promulgated thereunder.

4.

REPRESENTATIONS AND WARRANTIES OF PURCHASERS.

Each Purchaser hereby represents and warrants to the Company, severally and not jointly, as follows (provided that such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement or the right of the Purchaser to rely thereon):

4.1

Requisite Power and Authority.  Purchaser has all necessary power and authority to execute and deliver this Agreement and the Related Agreements and to carry out their provisions.  All action on Purchaser’s part required for the lawful execution and delivery of this Agreement and the Related Agreements has been taken.  Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (b) as limited by general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions of the Investor Rights Agreement may be limited by applicable laws.

4.2

Investment Representations.  Purchaser understands that neither the Shares nor the Conversion Shares have been registered under the Securities Act.  Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser’s representations contained in the Agreement.  Purchaser hereby represents and warrants as follows:

(a)

Purchaser Bears Economic Risk.  Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.  Purchaser must bear the economic risk of this investment indefinitely unless the Shares (or the Conversion Shares) are registered pursuant to the Securities Act, or an exemption from registration is available.  Purchaser understands that the Company has no present intention of registering the Shares or any shares of its Common Stock.  Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares or the Conversion Shares under the circumstances, in the amounts or at the times Purchaser might propose.

(b)

Acquisition for Own Account.  Purchaser is acquiring the Shares and the Conversion Shares for Purchaser’s own account for investment only, and not with a view towards their distribution.

(c)

Purchaser Can Protect Its Interest.  Purchaser represents that by reason of its, or of its management’s, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement, and the Related Agreements.

(d)

Accredited Investor.  Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

(e)

Company Information.  Purchaser has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities.  Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.  The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of the Purchasers to rely thereon.

(f)

Rule 144.  Purchaser acknowledges and agrees that the Shares, and, if issued, the Conversion Shares are “restricted securities” as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  Purchaser has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things:  the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

(g)

Residence.  If Purchaser is an individual, then Purchaser resides in the state or province identified in the address of Purchaser set forth on Exhibit A; if Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of Purchaser in which its investment decision was made is located at the address or addresses of Purchaser set forth on Exhibit A.

(h)

Foreign Purchasers.  If Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any government or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares.  The Company’s offer and sale and Purchaser’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of Purchaser’s jurisdiction.

4.3

Exculpation Among Purchasers.  Each Purchaser acknowledges that it is not relying upon any person, firm, or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.  Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares.

4.4

Transfer Restrictions.  Each Purchaser acknowledges and agrees that the Shares and, if issued, the Conversion Shares are subject to restrictions on transfer as set forth in the Investor Rights Agreement.

5.

CONDITIONS TO CLOSING.

5.1

Conditions to Purchasers’ Obligations at the Closing.  Purchasers’ obligations to purchase the Shares at the relevant Closing are subject to the satisfaction, at or prior to the Initial Closing Date, of the following conditions:

(a)

Representations and Warranties True; Performance of Obligations.  The representations and warranties made by the Company and the Company Subsidiary in Section 3 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made as of the Initial Closing Date, and the Company and the Company Subsidiary shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Initial Closing.

(b)

Consents, Permits, and Waivers.  The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Related Agreements (including any filing required to comply with the Hart Scott Rodino Antitrust Improvements Act of 1976, and except for such as may be properly obtained subsequent to the Closing).

(c)

Filing of Restated Charter.  The Restated Charter shall have been filed with the Secretary of State of the State of Delaware and shall continue to be in full force and effect as of the Closing Date.

(d)

Corporate Documents.  The Company shall have delivered to Purchasers or their counsel, copies of all corporate documents of the Company as Purchasers shall reasonably request.

(e)

Reservation of Conversion Shares.  The Conversion Shares issuable upon conversion of the Shares shall have been duly authorized and reserved for issuance upon such conversion.

(f)

Compliance Certificate.  The Company shall have delivered to Purchasers a Compliance Certificate, executed by the President of the Company, dated the Initial Closing Date, to the effect that the conditions specified in subsections (a), (b), (c) and (e) of this Section 5.1 have been satisfied.

(g)

Secretary’s Certificate.  Purchasers shall have received from the Company’s Secretary, a certificate having attached thereto (i) the Company’s Restated Charter as in effect at the time of the Initial Closing, (ii) the Company’s Bylaws as in effect at the time of the Initial Closing, (iii) resolutions approved by the Board of Directors authorizing the transactions contemplated hereby, (iv) resolutions approved by the Company’s stockholders authorizing the filing of the Restated Charter and the transactions contemplated hereby, and (v) good standing certificates (including tax good standing) with respect to the Company from the applicable authority(ies) in Delaware and any other jurisdiction in which the Company is qualified to do business, dated as of the Closing or a recent date before the Initial Closing.

(h)

Investor Rights Agreement.  The Investor Rights Agreement substantially in the form attached hereto as Exhibit C shall have been executed and delivered by the necessary parties thereto.

(i)

Co-Sale Agreement.  The Co-Sale Agreement substantially in the form attached hereto as Exhibit D shall have been executed and delivered by the necessary parties thereto.

(j)

Voting Agreement.  The Voting Agreement substantially in the form attached hereto as Exhibit E shall have been executed and delivered by the necessary parties thereto.

(k)

Board of Directors.  Upon the Initial Closing, the authorized size of the Board of Directors of the Company shall be eight (8) members and the Board shall consist of Robert Kanode, Nancy Pfund, Dan Squiller, John Rockwell, Ira Ehrenpreis, Jason Rottenberg, Anil Tammineedi, and Johnny R. Thomas.

(l)

BE Note.  The BE Note substantially in the form attached hereto as Exhibit F shall have been executed and delivered by the Company and BE.

(m)

Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated at the Initial Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Purchasers, and Purchasers shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

(n)

Share Certificate.  The Company shall have delivered to each Purchaser at the Closing a facsimile copy of each certificate representing the Shares that each Purchaser is purchasing and shall, promptly following the Closing, deliver the original of such certificates to each Purchaser.

5.2

Conditions to Obligations of the Company.  The Company’s obligation to issue and sell the Shares at each Closing is subject to the satisfaction, on or prior to such Closing, of the following conditions:

(a)

Representations and Warranties True.  The representations and warranties in Section 4 made by those Purchasers acquiring Shares hereof shall be true and correct at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

(b)

Performance of Obligations.  Such Purchasers shall have performed and complied with all agreements and conditions herein required to be performed or complied with by such Purchasers on or before the Closing.

(c)

Filing of Restated Charter.  The Restated Charter shall have been filed with the Secretary of State of the State of Delaware.

(d)

Investor Rights Agreement.  The Investor Rights Agreement substantially in the form attached hereto as Exhibit C shall have been executed and delivered by the necessary parties thereto.

(e)

Co-Sale Agreement.  The Co-Sale Agreement substantially in the form attached hereto as Exhibit D shall have been executed and delivered by the necessary parties thereto.

(f)

Voting Agreement.  The Voting Agreement substantially in the form attached hereto as Exhibit E shall have been executed and delivered by the necessary parties thereto.

(g)

BE Note.  The BE Note substantially in the form attached hereto as Exhibit F shall have been executed and delivered by BE.

(h)

Consents, Permits, and Waivers.  The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Related Agreements (including any filing required to comply with the Hart Scott Rodino Antitrust Improvements Act of 1976, and except for such as may be properly obtained subsequent to the relevant Closing).

6.

MISCELLANEOUS.

6.1

Governing Law.  This Agreement shall be governed by and construed under the laws of the State of California in all respects as such laws are applied to agreements among California residents entered into and performed entirely within California.  The parties agree that any action brought by either party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in the County of San Diego, California.

6.2

Survival.  The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby.  All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.  The representations, warranties, covenants and obligations of the Company, and the rights and remedies that may be exercised by the Purchasers, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Purchasers or any of their representatives.

6.3

Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the parties hereto and their respective successors, assigns, heirs, executors and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Shares specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such Shares in its records as the absolute owner and holder of such Shares for all purposes.

6.4

Entire Agreement.  This Agreement, the exhibits and schedules hereto, the Related Agreements and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements with respect to such subjects except as specifically set forth herein and therein.

6.5

Severability.  In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

6.6

Amendment and Waiver.

(a)

This Agreement may be amended or modified only upon the written consent of the Company and holders of a majority of the then outstanding Shares (treated as if converted and including any Conversion Shares into which the then outstanding Shares have been converted that have not been sold to the public).

(b)

The obligations of the Company and the rights of the holders of the Shares and the Conversion Shares under the Agreement may be waived only with the written consent of the holders of a majority of the then outstanding Shares (treated as if converted and including any Conversion Shares into which the then outstanding Shares have been converted that have not been sold to the public).

6.7

Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance  by another party under this Agreement, the Related Agreements or the Restated Charter, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring.  It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement, the Related Agreements or under the Restated Charter or any waiver on such party’s part of any provisions or conditions of the Agreement, the Related Agreements, or the Restated Charter must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement, the Related Agreements, the Restated Charter, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

6.8

Waiver of Conflicts.  Each party to this Agreement acknowledges that DLA Piper LLP (US), counsel for the Company, has in the past and may continue to perform legal services for certain of the Purchasers in matters unrelated to the transactions described in this Agreement, including the representation of such Purchasers in venture capital financings and other matters.  Accordingly, each party to this Agreement hereby (1) acknowledges that they have had an opportunity to ask for information relevant to this disclosure; (2) acknowledges that DLA Piper represented the Company in the transaction contemplated by this Agreement and has not represented any individual Investor or any individual stockholder or employee of the Company in connection with such transaction; and (3) gives its informed written consent to DLA Piper’s representation of certain of the Purchasers in such unrelated matters and to DLA Piper’s representation of the Company in connection with this Agreement and the transactions contemplated hereby.

6.9

Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the Company at the address as set forth on the signature page hereof and to Purchaser at the address set forth on Exhibit A attached hereto or at such other address or electronic mail address as the Company or Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

6.10

Expenses.  Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement.

Indemnification.  The Purchasers shall have the right to pursue a claim for the Company’s breach of any representation, warranty, covenant or condition hereunder.

6.12

Attorneys’ Fees.  In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

6.13

Titles and Subtitles.  The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

6.14

Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

6.15

Broker’s Fees.  Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein.  Each party hereto further agrees to indemnify each other party for any claims, losses or expenses (including the reasonable costs and expenses of defending against such liability or asserted liability) incurred by such other party as a result of the representation by such party in this Section 6.15 being untrue.

6.16

Exculpation Among Purchasers.  Each Purchaser acknowledges that it is not relying upon any person, firm, or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.  Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Shares and Conversion Shares.

6.17

Pronouns.  All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

6.18

California Corporate Securities Law.  THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION OR IN THE ABSENCE OF AN EXEMPTION FROM SUCH QUALIFICATION IS UNLAWFUL.  PRIOR TO ACCEPTANCE OF SUCH CONSIDERATION BY THE COMPANY, THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED OR AN EXEMPTION FROM SUCH QUALIFICATION BEING AVAILABLE.

6.19

Florida Rescission Right.  If a Purchaser is a resident of the State of Florida, such Purchaser acknowledges that the purchase of the Securities is voidable by such Purchaser without incurring any liability to the Company or any other person within three (3) days of making such purchase, in which case all funds of such Purchaser will be refunded without interest or deduction.

6.20

Aggregation of Stock.  All shares of Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of rights under this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed the SERIES C PREFERRED STOCK PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

PowerGenix Systems, Inc.

By:  /s/ Robert L. Kanode

Name: Robert L. Kanode

Title:  Chief Executive Officer

SIGNATURE PAGE TO POWERGENIX SYSTEMS, INC.

SERIES C PREFERRED STOCK PURCHASE AGREEMENT

PURCHASERS:

BLUE EARTH, INC.

By:  /s/ Johnny R. Thomas

Name  Johnny R. Thomas

Title: Chief Executive Officer

Address: 2298 Horizon Ridge Parkway,

Suite 205 Henderson, Nevada 89052

SIGNATURE PAGE TO POWERGENIX SYSTEMS, INC.

SERIES C PREFERRED STOCK PURCHASE AGREEMENT